UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 25, 2012

Date of Report (Date of earliest event reported)

ResMed Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15317	98-0152841
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9001 Spectrum Center Blvd.

San Diego, CA 92123

(Address of principal executive offices) (Zip Code)

(858) 836-5000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 25, 2012, we entered into a first amendment to the existing credit agreement between us, as borrower, and lenders, Union Bank, N.A.; HSBC Bank USA, National Association; Commonwealth Bank of Australia and Wells Fargo Bank, N.A. The amendment increases, from $300 million to $400 million, the maximum principal amount that can be borrowed on a revolving basis under the credit agreement, subject to customary conditions.

A copy of the amendment is attached as an exhibit to this report, and the summary above is qualified by reference to the entire amendment.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1	First Amendment to Credit Agreement, dated as of January 25, 2012, among the Company, as Borrower and the Lenders party thereto, including Union Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, HSBC Bank USA,
National Association, as Syndication Agent and Union Bank, N.A., HSBC Bank USA, National Association,
Commonwealth Bank of Australia and Wells Fargo Bank, N.A.

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

RESMED INC.

Date: January 26, 2012	By:	/s/ David Pendarvis
Name: David Pendarvis
Its: Chief administrative officer, global general counsel and secretary